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                                                                      EXHIBIT 10
                           THE ACKERLEY GROUP, INC.

                          FOURTH AMENDED AND RESTATED
                          EMPLOYEES STOCK OPTION PLAN

                             (As of May 11, 1999)

     1. Purpose. This Plan (the "Plan") is intended as an incentive for, and to encourage stock ownership by, key employees of The Ackerley Group, Inc. or its subsidiaries (the "Company") in order to provide such employees with a proprietary interest or to increase their proprietary interest in the Company's success.

     The word "Company" when used in the Plan with reference to employment shall include subsidiaries of the Company. The word "subsidiary" when used herein shall mean any corporation, 50% or more of the voting stock of which is owned or controlled, directly or indirectly, by the Company. The term "incentive stock option" shall mean an option described in Section 422(b) of the Internal Revenue Code of 1986, as amended. Both incentive and non-incentive stock options may be granted under this Plan, and the relevant stock option agreement will specify the type of option granted.

     2. Administration. The Company's Board of Directors (the "Board") shall administer the Plan and perform such other functions as may be reasonable or necessary under the Plan. The Board is authorized, subject to the provisions of the Plan, from time to time to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan, and to make such determinations under, and such interpretations of, and to take such steps in connection with, the Plan or the options granted thereunder as it may deem necessary or advisable.

     3. Stock. The stock to be optioned under the Plan shall be shares of the Company's common stock, $0.01 par value per share ("Stock"), and may be either authorized and unissued or held in the treasury of the Company. The total amount of Stock on which options may be granted under the Plan shall not exceed 1,500,000 shares. Such number of shares is subject to adjustment in accordance with the provisions of Article 10 hereof. The shares involved in the unexercised portion of any terminated or expired options under the Plan may again be subjected to options under the Plan.

     4.  Award of Options.

         a. Option Award. The Board, at any time and from time to time prior to May 1, 2003, may authorize the granting of options to such employees of the Company as it may select and for such numbers of shares as it shall designate subject to the provisions of Article 4(b) hereof and Article 3 hereof; and subject to adjustment in accordance with the provisions of Article 10 hereof.
The date on which an option shall be granted shall be the date of the Board's authorization of such grant.
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     b. Stock Option Agreement. Each option shall be evidenced by a stock option agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Board from time to time shall approve. Among the provisions which the Board may, at its option, include in the terms of a stock option agreement is a provision affecting incentive stock options granted prior to January 1, 1987 that prohibits the exercise of any such option while there is outstanding any incentive stock option granted before the granting of the new incentive stock option to the employee. Each stock option agreement shall state whether the option is an incentive stock option or a nonincentive stock option and the number of shares subject to option. Any number of options may be granted to a single eligible employee at any time and from time to time, except that, in the case of incentive stock options, the aggregate fair market value (determined as of the time each option is granted) of all shares of stock with respect to which incentive stock options become exercisable for the first time by such employee in any one calendar year (under all incentive stock option plans of the Company, and all of its affiliated companies taken together) shall not exceed $100,000.

     5.  Option Price.

         a. Incentive Stock Options. The purchase price of shares subject to options qualifying as incentive stock options awarded to qualified Company employees shall not be less than 100% of the fair market value of such shares at the time of grant of the options; provided, however, that such price shall not be less than 110% of the fair market value of the shares subject to the options for any incentive stock options granted to any individual who, at the time such an option is granted, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

         b. Nonincentive Stock Options. The purchase price of shares subject to options not qualifying as incentive stock options shall be determined by the Board in its sole discretion.

         c. In General. The Board shall determine the fair market value of shares on the date of grant of any option, and, subject to the restrictions contained in this Article 5, the Board shall determine the purchase price of the shares covered by each option. The purchase price specified in each option will remain constant during the term of such option, subject to adjustment pursuant to Article 10.

     6. Term of Options. Each option granted under the Plan shall be exercisable on such date or dates and during such periods and for such numbers of shares as shall be determined pursuant to the provisions of the stock option agreement with respect to such option; provided, however, that no option granted under the Plan shall be exercised beyond 10 years from the date of grant of the option; provided, further, that no option qualifying as an incentive stock option shall be exercised beyond five years from the date of grant if the optionee at the time the option is granted owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

     7. Nontransferability of Option Rights. No option shall be transferable by an optionee otherwise than by will or the laws of descent and distribution. During the lifetime of an optionee the option shall be exercisable only by the optionee.
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     8. Effect of Termination of Employment.

        a. Employment Termination. Except as provided in subsections b., c. or
d. of this Section of the Plan, if, prior to the date that any option shall be exercised, the optionee shall cease for any reason to be an employee of the Company, the optionee's right to exercise such option shall terminate and all rights thereunder shall cease upon the effectiveness of the termination, unless otherwise provided by the Board. Any stock option agreement may provide that any funds placed in escrow by an optionee towards payment of the option price shall be returned to the optionee in the event the optionee ceases to be an employee of the Company.

        b. Retirement of Employee. If an optionee's status as an employee is terminated at any time during the option period by reason of retirement of such employee at age 57 years or older, and if said optionee had been an employee at all times between the date of grant of the option and the termination of his or her status as an employee, the employee's option shall terminate on the earlier of (i) one year after the date of termination or such other period from the date of termination as established by the Board of Directors, or (ii) the expiration date otherwise provided in the employee's stock option agreement.

        c. Disability of Employee. If an optionee's status as an employee is terminated at any time during the option period by reason of a disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) and if said optionee had been an employee at all times between the date of grant of the option and the termination of his or her status as an employee, the employee's option shall terminate on the earlier of (i) one year after the date of termination or such other period from the date of termination as established by the Board of Directors, or (ii) the expiration date otherwise provided in the employee's stock option agreement.

        d. Death of Employee. If an optionee shall die while an employee of the Company, the executor or administrator of the estate of the deceased optionee or the person or persons to whom an option shall have validly transferred by the executor or the administrator pursuant to will or the laws of descent and distribution, shall have the right, within one year from the date of the optionee's death, to exercise the option to the extent that it is then exercisable, but not exercised, at the date of death, subject to the other limitation on the exercise of the option in effect at the date of exercise. Such one-year period shall not extend the time during which the option can be exercised.

     9. Payment for Shares. In the discretion of the Board of Directors, the stock option agreement with respect to any option granted under the Plan may require that the option price be paid in cash or check, or may give the optionee the choice of paying in cash, check, in Stock of the Company, or a combination thereof. The option price must be paid to the Company in full on or before the exercise of any option under this Plan. Shares of Stock of an option shall be valued at the mean of the highest and lowest quoted selling price for the Stock on the date of exercise, or, if such price is unavailable, the mean of the bid and asked prices for the Stock on the date of exercise, or, if such price is also unavailable, the fair value of the Stock as determined by the Board of Directors, including, without limitation, as determined by a formula provided in the relevant stock option agreement.
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     10. Stock Dividend, Reclassification, Merger, Consolidation, Etc. The total amount of Stock on which options may be granted under the plan, and option rights (both as to the number of shares of Stock and the option price) shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or combination of shares of Stock, or a reclassification of Stock.

     In the event of a merger or consolidation involving the Company, or an acquisition of the Company, the Board of Directors of the Company in its sole discretion, and upon reasonable notice to the optionee, shall be entitled: (a)
(i) to permit any optionee, even as to any option not then exercisable by its terms, to exercise such option and (ii) notwithstanding the terms of the relevant stock option agreement, to require such optionee to complete the exercise of any option by the effective date of such merger, consolidation or acquisition, on which date all rights of the optionee as 'to any unexercised portion of any option shall cease; (b) to provide for the assumption by the surviving or acquiring entity of any or all of the outstanding options of the Company upon such terms as the Board of Directors of the Company shall decide; or (c) to take such other action as the Board may decide.

     The foregoing adjustments or other actions and the manner of application of the foregoing provisions shall be determined by the Board in its sole discretion. Any such adjustment or other actions may provide for the elimination of any fractional share which might otherwise become subject to an option.

     11. Rights as a Stockholder. An optionee or a transferee of an option shall have no rights as a stockholder with respect to any share covered by option until the optionee shall have become the holder of record of such share, and no adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights in respect of such share for which the record date is prior to the date on which the optionee shall have become the holder of record thereof; except that the holders of options as of June 24, 1987 became entitled to participate with shareholders of record in the Class B Common Stock dividend as declared and paid and further, that the holders of such options have been and shall be entitled to receive such Class B Common Stock dividend upon the exercise of such options and becoming shareholders of record with respect to the option shares.

     12. Amendment, Modification, and Termination of the Plan. The Board may at any time terminate, and at any time and from time to time, and in any respect, may amend or modify the Plan or options issued thereunder; provided, however, that no such action of the Board without approval of the stockholders may (a) increase the total amount of Stock on which options may be granted under the Plan, except as contemplated in Article 10, or (b) change the criteria for determining the option price; and provided, further, that no amendment, modification or termination of the Plan shall in any manner affect any option theretofore granted under the Plan without the consent of the optionee or the transferee of the option. The Board may amend or modify options issued under the Plan provided that no incentive stock option shall be adjusted by the Board pursuant to this Section 12 in a manner which causes the option to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended; and provided, further, that no amendment or modification of an option shall grant the optionee additional benefits under the option such that the optionee will be
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deemed to have received a grant of a new option, without the consent of the optionee or the transferee of the option.

     13. Conditions to Exercise of Options. The Board may, in its discretion, provide that: (a) options hereunder shall not be exercisable unless their exercise and the issuance and delivery of shares thereunder shall, in the opinion of counsel for the Company, comply with all relevant provisions of law, including, without limitation, any applicable state or federal securities laws and regulations; and (b) in the event that the Company is unable without unreasonable expense to obtain the necessary authority form all regulatory bodies having jurisdiction, the Company shall not have any liability to any optionee for the failure to issue shares.

     The Board may, in its discretion, require as a condition to the exercise of options and the issuance of shares thereunder that the optionee (i) shall have represented, warranted and agreed in form and substance satisfactory to the Company, at the time of exercising the option that the optionee is acquiring the shares for the optionee's own account, for investment and not with a view to or in connection with any distribution thereof, (ii) shall have agreed to restrictions on transfer in form and substance satisfactory to the Company, and
(iii) shall have agreed to an endorsement which makes appropriate reference to such representations, warranties, agreements and restrictions on the certificates representing the shares.

     14. Finality of Determinations. Each determination, interpretation or other action made or taken pursuant to the provisions of the Plan by the Board shall be final and shall be binding and conclusive for all purposes and upon all persons, including but without limitation thereto the Company, the stockholders and the directors, officers and employees of the Company and its subsidiaries, the optionees and their respective successors in interest.

     15. Law Governing. This Plan shall be governed by and construed in accordance with the laws of the State of Washington.

(Approved by the Board of Directors on February 24, 1999, and approved by the Company's shareholders at the 1999 Annual Meeting of Shareholders on May 11, 1999.)